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                                                                    EXHIBIT 5.01



                                February 17, 1998


Excite, Inc.
555 Broadway
Redwood City, California 94063

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about February 17, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 440,835 shares of your Common Stock (the "Stock") subject to issuance by you pursuant to the exercise of options originally granted by Matchlogic, Inc. ("Matchlogic") which options were assumed and converted into options to purchase Stock (the "Assumed Options") pursuant to the terms of the Agreement and Plan of Reorganization (the "Plan") dated as of January 15, 1998 by and among, Excite, Inc. ("Excite"), XCite Acquisition Corporation ("Sub") and Matchlogic, Inc. ("Matchlogic").

        In rendering this opinion, we have examined the following:


        (1) the Registration Statement, together with the exhibits filed as a part thereof;

        (2) minutes of the Excite Board of Directors dated January 23, 1998 relating to acquisition of Matchlogic by Excite and the assumption of the options to purchase shares of Common Stock of Matchlogic;

        (3) the Articles of Incorporation of Excite, Inc. ("Excite") as certified by the California Secretary of State on January 29, 1998;

        (4)    the Bylaws of Excite as certified by Excite on February 3, 1998.

        (5)    the Plan;

        (6) the Certificate of Merger filed with the Secretary of State of the State of Delaware on February 3, 1998;

        (7) a list of outstanding shares of Excite Common Stock, Preferred Stock, warrants and options, dated as of February 1, 1998 that you have provided us;

        (8) the Matchlogic, Inc. 1996 Stock Option Plan, the form of Matchlogic, Inc. 1996 Stock Option Plan Incentive Stock Option Agreement and the form of Matchlogic, Inc. 1996 Stock Option Plan Non-Qualified Stock Option Agreement together with forms of the redated grant and exercise agreements (collectively, the "Option Plans"); and

        (9) a Management Certificate of even date herewith in which you have given us certain factual representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of





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Gentlemen/Ladies
February 3, 1998
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any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the 440,835 shares of Stock that may be issued and sold by you upon exercise of the Assumed Options, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement and in accordance with the Stock Option Plans pursuant to which the Assumed Options were granted, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,


                                        FENWICK & WEST LLP


                                        BY: /s/ Fred Greguras
                                           ____________________________________